UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 1, 2021
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210,
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.
As previously disclosed in a Current Report on Form 8-K filed by AnaptysBio, Inc. (“AnaptysBio”) on October 25, 2021, AnaptysBio entered into a Royalty Purchase Agreement (the “Royalty Purchase Agreement”) with Sagard Healthcare Royalty Partners, LP (“Sagard”) to monetize a portion of AnaptysBio’s future JEMPERLI royalties and milestones under AnaptysBio’s Collaboration and Exclusive License Agreement, as amended (the “Collaboration Agreement”), with Tesaro, Inc. and Tesaro Development, Ltd., each a wholly-owned subsidiary of GlaxoSmithKline (“GSK”).
The transaction with Sagard closed on December 1, 2021, and, pursuant to the Royalty Purchase Agreement, Sagard paid AnaptysBio $250 million upfront in exchange for royalties payable to AnaptysBio under the Collaboration Agreement on annual global net sales of JEMPERLI below $1 billion starting in October 2021. The royalty rate applicable below the $1 billion annual net sales threshold is 8%. Sagard may also receive up to a total of $105 million in potential cash milestones, of which $15 million are subject to certain future JEMPERLI regulatory filing and approval milestones and up to $90 million are subject to certain commercial sales milestones due prior to JEMPERLI achieving the $1 billion in annual global net sales threshold.
Royalties payable above $1 billion JEMPERLI annual global net sales, which are paid by GSK at 12% to 25%, and certain milestones payable on annual sales at or above $1 billion are retained by AnaptysBio and are not subject to the Royalty Purchase Agreement. Royalties and milestones due upon development and commercialization of the AnaptysBio-generated anti-TIM-3 antagonist (cobolimab) or anti-LAG-3 antagonist (GSK4074386) antibodies under the Collaboration Agreement, including in combination with JEMPERLI, are also not subject to the Royalty Purchase Agreement. In addition, royalties due to AnaptysBio from GSK’s global net sales of ZEJULA (niraparib) are excluded from the Royalty Purchase Agreement.
The aggregate JEMPERLI royalties and milestones to be received by Sagard under the Royalty Purchase Agreement is capped at certain fixed multiples of the upfront payment based upon time. Once Sagard receives an aggregate of either $312.5 million (125% of the upfront) by the end of 2026, or $337.5 million (135% of the upfront) during 2027, or $412.5 million (165% of the upfront) at any time after 2027, the Royalty Purchase Agreement will expire, resulting in AnaptysBio retaining all subsequent JEMPERLI royalties and milestones.
The foregoing summary of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Purchase Agreement. A copy of the Royalty Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 2.01 above is incorporated by reference in this Item 2.03.
Forward-Looking Statements
This filing contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the timing and potential amount of milestones and royalty payments to be received under the Collaboration Agreement and benefits expected from the Royalty Purchase Agreement. Statements including words such as “may,” “will,” “to be,” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement and risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this report, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
2.1*+	Royalty Purchase Agreement, dated October 25, 2021, by and between the Registrant and Sagard Healthcare Royalty Partners, LP
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Exhibits and schedules to this agreement have been omitted pursuant to the rules of the Securities and Exchange Commission. The Registrant will submit copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

+	Certain portions of this exhibit have been omitted by means of marking such portions with asterisks because the Registrant has determined that the information is not material and is the type that the Registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AnaptysBio, Inc.
Date: December 1, 2021	By:	/s/Eric Loumeau
Name: Eric Loumeau
Title: Chief Operating Officer and General Counsel